Exhibit 99.2
INFONOW CORPORATION
FORM OF SPECIAL MEETING PROXY CARD
Special Meeting of Stockholders to be held on                     , 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     By signing and returning this proxy, you appoint Mark Geene and James Medina, and each of them, with full power of substitution, to vote and represent these shares at the Special Meeting of Stockholders of InfoNow Corporation to be held at                                          on                     , 2006 at                      a.m. local time, and at any adjournments or postponements thereof: (1) as hereinafter specified upon the proposals listed below, and (2) in their discretion, upon such other matters as may properly come before the meeting.
     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
     PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,
YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES
NEED TO BE CHECKED.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.
1.	To approve the Agreement and Plan of Merger, dated as of December 23, 2005, by and among Halo Technology Holdings, Inc., WTH Merger Sub Inc., a wholly-owned subsidiary of Halo, and InfoNow Corporation:

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To authorize the proxy holders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the adoption of the merger agreement

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	With discretionary authority, upon such other matters as may properly come before the Special Meeting. At this time, the Board knows of no other matters to be presented at the meeting.
Whether or not you plan to attend the meeting in person, please complete this proxy so that your stock may be represented at the meeting.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
☐	MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date:

Signature(s):